                                                                    EXHIBIT 99.3

                             WESTOWER CORPORATION

                  NONQUALIFIED STOCK OPTION LETTER AGREEMENT

                           FOR NONEMPLOYEE DIRECTORS


TO: [[Name]]                                            Date of Grant: [[Grant]]

     We are pleased to inform you that you have been selected by the Board of Directors of Westower Corporation (the "Company") to receive a nonqualified stock option for the purchase of [[Shares]] shares of the Common Stock of the Company at an exercise price of $[[Price]] per share.

     The grant of the option described in this Agreement is made pursuant to the terms and conditions of this Agreement and except as otherwise provided herein, upon the other terms and conditions set forth in the Company's 1997 Stock Compensation Plan (the "Plan"), a copy of which is incorporated into this Agreement by reference.

     The terms of this option are summarized as follows:

     TERM: The term of this option is five years from date of grant ("Grant Date"), unless sooner terminated as provided below.

     VESTING: This option will vest and become immediately exercisable upon the Grant Date.

     EXERCISE: During your lifetime only you can exercise this option, except that the option may be exercised by the personal representative of your estate or the beneficiary thereof following your death. You may use the Notice of Exercise of Nonqualified Stock Option in the form attached to this Agreement when you exercise this option.

     TERMINATION: The option will terminate one year after termination of your relationship with the Company as a result of disability or death and ninety days after all other terminations, but in each case not later than the remaining term of this option. Any portion of the option that is not exercisable at the time of cessation of your relationship with the Company will terminate at such time.

     PAYMENT FOR SHARES: This option may be exercised by the delivery of one or more of the following:

     (a)  Cash or check; and/or

     (b) Tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by attestation) shares of the Common Stock of the Company having a fair market value (as of the date of receipt of such shares by the Company) equal to the purchase price for the number of shares of Common Stock purchased. (You should consult your tax advisor before exercising this option with stock you received upon the exercise of an incentive stock option.)

     CONTINUATION OF DIRECTOR IN SAME STATUS: Nothing contained in this Agreement or in any action taken pursuant to this Agreement will be construed as creating or constituting evidence of any agreement or understanding, express or implied, that a nonemployee director will have any right to continue as a director of the Company or in any other capacity for any period of time or at a particular retainer or other rate of compensation.

     TRANSFER OF OPTION: This option is not transferable except by will or by the applicable laws of descent and distribution.

     NO STATUS AS SHAREHOLDER: Neither you nor any party to whom your rights and privileges under the option pass will be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of this option unless and until this option has been exercised.

     HOLDING PERIODS:

     A.   SECURITIES EXCHANGE ACT SECTION 16

     If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of a stock option within six months after the date this option was granted, such sale may result in short-swing profit recovery under Section 16(b) of the Exchange Act.

     B.   TAXATION

     You should obtain tax advice when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

     REGISTRATION: AT THE PRESENT TIME, THE COMPANY INTENDS TO FILE AND MAINTAIN AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES THAT WILL BE ISSUED UPON THE EXERCISE OF THIS OPTION. THE COMPANY INTENDS TO MAINTAIN THIS REGISTRATION BUT HAS NO OBLIGATION TO DO SO. IN THE EVENT THAT SUCH REGISTRATION IS NO LONGER EFFECTIVE, YOU WILL NOT BE ABLE TO EXERCISE THIS OPTION UNLESS EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE AVAILABLE; SUCH EXEMPTIONS FROM REGISTRATION ARE VERY LIMITED AND MIGHT BE UNAVAILABLE.

     Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                         Very truly yours,


                                         WESTOWER CORPORATION



                                         By_________________________________

                                          Its ____________________________

                         ACCEPTANCE AND ACKNOWLEDGMENT

     I, a resident of the State of ____________, accept the nonqualified stock option described above and acknowledge receipt of a copy of this Agreement and the Plan. I have read and understood the Agreement.

Dated: _____________________________   _______________________________________
                                                        [[Name]]
                                       Address________________________________
____________________________________   _______________________________________
Taxpayer I.D. Number                   _______________________________________

     By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement.

Dated: _________________

                                       _____________________________
                                       Spouse's Signature


                                       _____________________________
                                       Printed Name

     By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

Dated:  _________________

                                       _____________________________
                                       Optionee's Signature

                NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION

To:  WESTOWER CORPORATION

     I, a resident of the State of _____________, hereby exercise my nonqualified stock option granted by the Board of Directors of Westower Corporation (the "Company") on ____________, 19__, subject to all the terms and provisions of the Nonqualified Stock Option Letter Agreement and notify the Company of my desire to purchase _______ shares of Common Stock of the Company (the "Securities") at the exercise price of $[[Price]] per share which were offered to me pursuant to said option.

     I hereby represent and warrant that (1) I have been furnished with a copy of the Plan and all information which I deem necessary to evaluate the merits and risks of the purchase of the Securities; (2) I have had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company; and (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.



Dated: _____________________________   _____________________________________
                                                      [[Name]]
                                       Address _____________________________
____________________________________   _____________________________________
Taxpayer I.D. Number                   _____________________________________

                                    RECEIPT

     ______________________ hereby acknowledges receipt from _________________
in payment for ________ shares of Common Stock of Westower Corporation, a Washington corporation, of $___________________ in the form of

             [_]   Cash

             [_]   Check (personal, cashier's or bank certified)

             [_] __________ shares of the Company's Common Stock, fair market value $_______ per share


Date:  _______________________          By:  __________________________

FMV on such date:  $__________          For:  Westower Corporation

                             WESTOWER CORPORATION

                  NONQUALIFIED STOCK OPTION LETTER AGREEMENT


TO:  [[Name]]                                          Date of Grant:  [[Grant]]

     We are pleased to inform you that you have been selected by the Board of Directors of Westower Corporation (the "Company") to receive a nonqualified stock option for the purchase of [[Shares]] shares of the Common Stock of the Company at an exercise price of $[[Price]] per share.

     The grant of the option described in this Agreement is made pursuant to the terms and conditions of this Agreement and except as otherwise provided herein, upon the other terms and conditions set forth in the Company's 1997 Stock Compensation Plan (the "Plan"), a copy of which is incorporated into this Agreement by reference.

     The terms of this option are summarized as follows:

     TERM: The term of this option is five years from date of grant ("Grant Date"), unless sooner terminated.

     VESTING: This option will vest and become exercisable according to the following schedule:

DATE ON AND AFTER WHICH OPTION IS       PORTION OF TOTAL OPTION WHICH IS
           EXERCISABLE                             EXERCISABLE

           [[Grant1]]                                 33.33%
           [[Grant2]]                                 66.66%
           [[Grant3]]                                  100%

     TERMINATION: This option will terminate immediately upon termination for cause, as defined below, or one year after termination of employment as a result of disability or death, but in each case not later than the remaining term of this option. This option will terminate three months after all other terminations, but in each case not later than the remaining term of this option; provided, however, that if the optionee terminates employment voluntarily within one year from the Grant Date, this option will terminate immediately on the date of such termination.

     "Cause," for purposes of this Agreement, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination will be conclusive and binding.

     EXERCISE: During your lifetime only you can exercise this option. The personal representative of your estate or the beneficiary thereof following your death also may exercise this option. You may use the Notice of Exercise of Nonqualified Stock Option in the form attached to this Agreement when you exercise this option.

     PAYMENT FOR SHARES: This option may be exercised by the delivery of one or more of the following:

     (a)  Cash or check; and/or

     (b) Tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by attestation) shares of the Common Stock of the Company having a fair market value (as of the date of receipt of such shares by the Company) equal to the purchase price for the number of shares of Common Stock purchased. (You should consult your tax advisor before exercising this option with stock you received upon the exercise of an incentive stock option.)

     WITHHOLDING TAXES: As a condition to the exercise of this option, you will remit in cash to the Company the amount of any payment required by the Company for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

     CONTINUED EMPLOYMENT OR SERVICES: Nothing contained in this Agreement or in any action taken pursuant to this Agreement will be construed as giving any person the right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

     TRANSFER OF OPTION: This option is not transferable except by will or by the applicable laws of descent and distribution.

     NO STATUS AS SHAREHOLDER: Neither you nor any party to whom your rights and privileges under the option pass will be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of this option unless and until this option has been exercised.

     HOLDING PERIODS:

     A.   SECURITIES EXCHANGE ACT SECTION 16

     If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of a stock option within six months after the date this option was granted, such sale may result in short-swing profit recovery under Section 16(b) of the Exchange Act.

     B.   TAXATION

     You should obtain tax advice when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

     REGISTRATION: AT THE PRESENT TIME, THE COMPANY INTENDS TO FILE AND MAINTAIN AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES THAT WILL BE ISSUED UPON THE EXERCISE OF THIS OPTION. THE COMPANY INTENDS TO MAINTAIN THIS REGISTRATION BUT HAS NO OBLIGATION TO DO SO. IN THE EVENT THAT SUCH REGISTRATION IS NO LONGER EFFECTIVE, YOU WILL NOT BE ABLE TO EXERCISE THIS OPTION UNLESS EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE AVAILABLE; SUCH EXEMPTIONS FROM REGISTRATION ARE VERY LIMITED AND MIGHT BE UNAVAILABLE.

     Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                                         Very truly yours,


                                         WESTOWER CORPORATION



                                         By______________________________

                                          Its_________________________

                         ACCEPTANCE AND ACKNOWLEDGMENT

     I, a resident of the State of ____________, accept the nonqualified stock option described above and acknowledge receipt of a copy of this Agreement and the Plan. I have read and understood the Agreement.

Dated: ____________________________    ___________________________________
                                                    [[Name]]
                                       Address____________________________
___________________________________    ___________________________________
Taxpayer I.D. Number                   ___________________________________

     By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement.

Dated:  _________________

                                     __________________________________
                                     Spouse's Signature


                                     __________________________________
                                     Printed Name

     By his or her signature below, the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

Dated:  _________________

                                     __________________________________
                                     Optionee's Signature

                NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION

To:  WESTOWER CORPORATION

     I, a resident of the State of _____________, hereby exercise my nonqualified stock option granted by the Board of Directors of Westower Corporation (the "Company") on ____________, 19__, subject to all the terms and provisions of the Nonqualified Stock Option Letter Agreement and notify the Company of my desire to purchase _______ shares of Common Stock of the Company (the "Securities") at the exercise price of $[[Price]] per share which were offered to me pursuant to said option.

     I hereby represent and warrant that (1) I have been furnished with a copy of the Plan and all information which I deem necessary to evaluate the merits and risks of the purchase of the Securities; (2) I have had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company; and (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.

Dated: ________________________      _________________________________
                                                  [[Name]]
                                     Address__________________________
_______________________________      _________________________________
Taxpayer I.D. Number                 _________________________________

                                    RECEIPT

     ______________________ hereby acknowledges receipt from ___________ in payment for ________ shares of Common Stock of Westower Corporation, a Washington corporation, of $___________________ in the form of

             [_]   Cash

             [_]   Check (personal, cashier's or bank certified)

             [_] _______ shares of the Company's Common Stock, fair market value $______ per share


Date: ________________________         By: _____________________________

FMV on such date: $___________         For:  Westower Corporation